EXHIBIT 5.1

GIBSON, DUNN & CRUTCHER LLP
LAWYERS

A Registered Limited Liability Partnership
Including Professional Corporations
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036-5306

(202) 955-8500

August 19, 2005

Splinex Technology Inc.
Suite 410
550 West Cypress Creek Road
Ft. Lauderdale, Florida 33309

Re:     Splinex Technology Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the "Registration Statement"), of Splinex Technology Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the offering by the Company of up to 10,000,000 shares of the Company’s common stock, par value $.001 per share, (the "Shares") under the Splinex Technology Inc. 2004 Stock Option Plan (the “Plan”).

We have examined the originals, or a photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares when issued against payment therefore will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

GIBSON, DUNN & CRUTCHER LLP